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                                                                     EXHIBIT 4.1

   NUMBER                                                         SHARES

B                      BROADVIEW NETWORKS HOLDINGS, INC.

       COMMON STOCK                                             COMMON STOCK
INCORPORATED UNDER THE LAWS                                    SEE REVERSE FOR
 OF THE STATE OF DELAWARE                                    CERTAIN DEFINITIONS

This Certifies that                                    CUSIP 111384 10 3



is the owner of

FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 A SHARE OF COMMON STOCK OF

                       BROADVIEW NETWORKS HOLDINGS, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporaton and the amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder, by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
In Witness Whereof, Broadview Networks Holdings, Inc. has caused this Certificate to be signed by its proper officers and its corporate seal to be hereunto affixed.

DATED:
                                                /s/
COUNTERSIGNED AND REGISTERED:             CHIEF EXECUTIVE OFFICER AND PRESIDENT

 EQUISERVE TRUST COMPANY, N.A.    [SEAL]
                TRANSFER AGENT
                 AND REGISTRAR
BY      /s/                                     /s/

          AUTHORIZED SIGNATURE            EXECUTIVE VICE PRESIDENT AND SECRETARY